UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Disclosures About Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events, and include statements regarding the Company’s expectations regarding amounts to be included in its financial statements and results. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, the availability of capital and personnel, general economic conditions, and the results of application of accounting principles to our financial results. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.
Item 2.02. Results of Operations and Financial Condition
Bank of Granite Corporation (the “Company”) issued a press release on March 13, 2009 regarding its previously released financial results for the quarter and year ended December 31, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01. Other Events
The Company issued a press release on March 13, 2009, a copy of which is attached hereto as Exhibit 99.1, regarding its financial results for the quarter and year ended December 31, 2008, previously released on January 30, 2009 and included in a Current Report on Form 8-K filed on the same date. In connection with the completion of the preparation, review and audit of its financial statements, the Company has concluded that it expects to record additional charges of approximately $26 million to its operating results that will increase the losses it reported on January 30, 2009 for the quarter and year ended December 31, 2008. The Company initially reported a preliminary net loss for the fourth quarter of $9.58 million, or $0.62 per share on January 30, 2009. For the full-year ended December 31, 2008, the Company originally reported a preliminary net loss of $11.50 million, or $0.74 per share. The final results of goodwill impairment testing indicated that the estimated fair value of the banking franchise was less than its book value, which the Company estimates will require a noncash charge of approximately $11 million. The evaluation of the Company’s ability to realize previously recorded deferred tax assets, while ongoing, is estimated to result in a charge of approximately $13 million. Securities mark-to-market adjustments on certain investments and certain other accounting adjustments are expected to result in $2 million in additional charges. The Company projects that it will remain adequately capitalized. The Company believes these revisions only relate to its fourth quarter and annual results for 2008 and are not expected to affect any financial statements it previously filed with the Securities and Exchange Commission for any period, and therefore, those previous reports may continue to be relied upon as filed.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release issued March 13, 2009

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
March 13, 2009	By:	/s/ Kirby A. Tyndall
Kirby A. Tyndall
Secretary, Treasurer and Chief Financial Officer

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